UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/16/2005

OYO GEOSPACE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-36727

DE	76-0447780
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of Principal Executive Offices, Including Zip Code)

(713) 986-4444
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

A written description of OYO Geospace Corporation's (the "Company") compensation arrangements with its directors is described in Exhibit 99.1 to this report on Form 8-K. These arrangements have been previously disclosed in the Company's annual reports on Form 10-K and/or its proxy statements in respect of its annual stockholders meetings. This Form 8-K is being filed as a cautionary matter in light of the technical requirements of Regulation S-K, Item 601 and the recent approval by the Company's stockholders of amendments to the Company's 1997 Non-Employee Director Stock Plan which has enabled the Company to pay its non-employee directors an increased level of compensation under the Company's director compensation arrangements in the form of common stock of the Company.

Item 9.01.    Financial Statements and Exhibits

99.1 Arrangements for Compensation of Directors

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: February 16, 2005.	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Arrangements for Compensation of Directors